Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 16, 2012, except for Note 21, as to which the date is March 4, 2013, relating to the financial statements which appear in Enanta Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (file number 333-184779).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 10, 2013